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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of the following:
(1) our report dated December 29, 1997, except as to Note 14, paragraph 3 and
Note 1, paragraphs 7 to 8, which are as of August 14, 1998, appearing on Page 1 of Exhibit 99.3 of the Current Report on Form 8-K of SyQuest Technology, Inc. dated August 5, 1998 and (2) our report dated December 29, 1997, except as to
Note 14, paragraph 3, which is as of February 17, 1998, appearing on Page 30 of the Annual Report on Form 10-K of SyQuest Technology, Inc. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                        /s/ PricewaterhouseCoopers

San Jose, California
October 5, 1998